Tauriga Sciences Inc. Receives Confirmation from FINRA that its Reverse Split will take Effect at Open of Trading Monday July 9, 2018; the Company’s Ticker Symbol will be Amended to “TAUGD” for a Period of 20 Business Days

NEW YORK, NY, July 6, 2018 /PRNewswire/ Tauriga Sciences, Inc. (OTC PINK: TAUG) (OTC PINK: TAUGD) (“Tauriga” or the “Company”), engaged in building its business through the development, distribution, and licensing of proprietary products as well as the evaluation of potential acquisition opportunities and equity investments, today confirmed that the reverse stock split of its common stock, on a 1 for 75 ratio, will take effect at the open of trading on Monday: July 9, 2018. Tauriga’s common stock will begin trading on a split-adjusted basis on OTC Pink under temporarily amended ticker symbol “TAUGD”. After a period of 20 business days (subsequent to July 9, 2018), the Company’s ticker symbol will revert back to “TAUG”. The new CUSIP number for the common stock following the reverse stock split is: 87669X205.

As a result of the reverse stock split, Tauriga’s issued and outstanding shares of common stock will decrease from approximately 4,078,179,672 pre-split shares to approximately 54,377,316 post-split shares. The reverse stock split will also effect a reduction in the number of shares of common stock issuable upon the exercise of stock options and warrants, and upon the conversion of the Company’s remaining convertible notes. The number of authorized shares of the Company’s common stock will be decreased from 7,500,000,000 to 100,000,000.

No fractional shares will be issued as a result of the reverse stock split, and any such stockholders whose number of post-split shares would result in a fractional number will have his/her/its shares rounded up to the next number of shares.

ClearTrust, LLC is acting as exchange agent for the Reverse Stock Split and will send instructions to stockholders of record who hold stock certificates regarding the exchange of their old certificates for new certificates, should they wish to do so. Stockholders who hold their shares in brokerage accounts or “street name” are not required to take any action to effect the exchange of their shares.

About Tauriga Sciences, Inc.

Tauriga Sciences, Inc. (OTC PINK: TAUG) is engaged in building business through the development, distribution, and licensing of proprietary products as well as the evaluation of potential acquisition opportunities/equity investments. The Company is currently evaluating potential acquisition candidates, as previously disclosed, to create lasting shareholder value. Additionally, the Company is working diligently to identify potential opportunities to generate revenue and leverage its considerable resources and expertise to build a diversified and sustainable business model. Please visit our corporate website at www.tauriga.com

Forward-Looking Statements

This press release contains certain “forward-looking statements” as defined by the Private Securities Litigation Reform Act of 1995 which represent management’s beliefs and assumptions concerning future events. These forward-looking statements are often indicated by using words such as “may,” “will,” “expects,” “anticipates,” believes, “hopes,” “believes,” or plans, and may include statements regarding corporate objectives as well as the attainment of certain corporate goals and milestones. Forward-looking statements are based on present circumstances and on management’s present beliefs with respect to events that have not occurred, that may not occur, or that may occur with different consequences or timing than those now assumed or anticipated. Actual results may differ materially from those expressed in forward looking statements due to known and unknown risks and uncertainties, such as are not guarantees of general economic and business conditions, the ability to successfully develop and market products, consumer and business consumption habits, the ability to consummate successful acquisition and licensing transactions, fluctuations in exchange rates, and other factors over which Tauriga has little or no control. Many of these risks and uncertainties are discussed in greater detail in the “Risk Factors” section of Tauriga’s Form 10-K and other filings made from time to time with the Securities and Exchange Commission. Such forward-looking statements are made only as of the date of this release, and Tauriga assumes no obligation to update forward-looking statements to reflect subsequent events or circumstances. You should not place undue reliance on these forward-looking statements.

CONTACT INFORMATION

Tauriga Sciences, Inc.

555 Madison Avenue, 5th Floor

New York, NY 10022

Chief Executive Officer

Mr. Seth M. Shaw

Email: sshaw@tauriga.com

cell # (917) 796 9926

www.tauriga.com